SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2002
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                         Providian Financial Corporation
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               (Exact name of registrant as specified in its charter)

           Delaware                          1-12897           94-2933952
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(State or other jurisdiction of            (Commission      (I.R.S. Employer
incorporation or organization)              File No.)      Identification No.)

              201 Mission Street
          San Francisco, California                                94105
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (415) 543-0404
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                            Not Applicable
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        (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

     Effective February 5, 2002, Providian Financial Corporation, through its subsidiary, Providian National Bank ("Providian"), sold Providian's interests in the credit card receivables and other assets of the Providian Master Trust, and in the related credit card accounts, to Chase Manhattan Bank USA, National Association ("Chase USA"). The amount of consideration received by Providian for the sale was approximately $2.87 billion, and is subject to certain post-closing adjustments. The amount of consideration was established in negotiations between Providian and Chase USA and was paid in cash.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROVIDIAN FINANCIAL CORPORATION

                                       By: /s/ Richard Laiderman
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                                           Richard Laiderman
                                           Senior Vice President and
                                           Treasurer
Date:  February 20, 2002